EXHIBIT 4


          CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT (this "Agreement"), dated as of August 13, 1997, among XOMA Corporation, a Delaware corporation (the "Company"), Southbrook International Investments, Ltd., a British Virgin Islands corporation ("Southbrook"), HBK Cayman L.P., a Cayman Islands exempt limited partnership ("HBK Cayman"), HBK Offshore Fund Ltd., a Cayman Islands exempt company ("HBK Offshore"), HBK Investments L.P., as investment manager for HBK Cayman and HBK Offshore, Proprietary Convertible Investment Group, Inc., a Delaware corporation and an affiliate of Credit Suisse First Boston Corporation ("PCIG"), Pine Street Asset Management, LP, a Pennsylvania limited partnership ("Pine Street"), and Brown Simpson Strategic Growth Fund, L.P., a New York limited partnership ("Brown Simpson"). Southbrook, HBK Cayman, HBK Offshore, PCIG, Pine Street and Brown Simpson are sometimes referred to herein as a "Purchaser" and collectively as the "Purchasers".

          WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company desires to issue and sell to the Purchasers and the Purchasers desire to acquire shares of the Company's Convertible Preferred Stock, Series G and Series H, par value $.05 per share (respectively, the "Series G Preferred" and the "Series H Preferred") (the Series G Preferred and Series H Preferred are collectively referred to as the "Preferred Stock" and shares of Preferred Stock issued and sold in accordance with this Agreement are referred to as the "Shares");

          NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, the Company and the Purchasers agree as follows:


                                    ARTICLE I

                      PURCHASE AND SALE OF PREFERRED SHARES

          1.1 Purchase and Sale. (a) Subject to the terms and conditions set forth herein, the Company shall issue and sell to the Purchasers and the Purchasers, severally and not jointly, shall purchase (i) 1,250 shares of Series G Preferred (the "Series G Shares") and (ii) up to 1,250 shares of Series H Preferred (the "Series H Shares").

                   (b) The Series G Preferred shall have the respective rights, preferences and privileges set forth in Exhibit A attached hereto, which shall be incorporated into a Certificate of Designation to be approved by the Purchasers and filed on or prior to the Series G Closing (as defined below) by the Company with the Secretary of State of Delaware (the "Series G Designation"). The Series H Preferred, if and when issued, shall have respective rights, preferences and privileges identical to the Series G Designation, mutatis mutandis, and shall rank pari passu with the Series G Preferred with regard to dividends, liquidation, voting rights and any other preferential rights designated therein, except that the



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Conversion Price (as defined below) for conversion of said Shares shall reset as of the Original Issue Date (as defined below) for such Shares.

          The Series H Preferred shall be authorized pursuant to a certificate of designation to be prepared by the Company and filed on or prior to the Series H Closing Date (as defined below) by the Company with the Secretary of State of Delaware (such certificate of designation, together with the Series G Designation, are referred to as the "Certificates of Designation").

          For purposes of this Agreement, "Conversion Price," "Original Issue Date," "Conversion Date" "Trading Day" and "Per Share Market Value" shall have the meanings set forth in the Series G Designation. The Shares, the Warrants (as defined in Section 3.17) and the Underlying Shares (as defined in Section 2.1(d)) are sometimes referred to herein as the "Securities."

          1.2 Purchase Price. The purchase price per Share shall be $10,000.

          1.3 The Closings.

                   (a) The Series G Closing. (i) Subject to the terms and conditions set forth in this Agreement, the Company shall sell and issue to the Purchasers and the Purchasers shall purchase, the Series G Shares for an aggregate purchase price of $12,500,000. The closing of the purchase and sale of the Series G Shares (the "Series G Closing") shall take place at the offices of Robinson Silverman Pearce Aronsohn & Berman LLP ("Robinson Silverman"), 1290 Avenue of the Americas, New York, New York 10104, immediately following the execution hereof or such later date as the parties shall agree. The date of the Series G Closing is hereinafter referred to as the "Series G Closing Date."

                        (ii) At the Series G Closing, (a) the Company shall deliver (A) to Southbrook (1) one or more stock certificates representing 413 Series G Shares and the Southbrook Warrant (as defined in Section 3.17), each registered in the name of Southbrook, (2) the legal opinions of Christopher J. Margolin, Esq. and Cahill Gordon & Reindel in the form attached hereto as Exhibits D-1 and D-2 (the "Series G Opinions") and (3) all other documents, instruments and writings required to have been delivered at or prior to the Series G Closing by the Company to Southbrook pursuant to this Agreement; (B) to HBK Cayman (1) one or more stock certificates representing 207 Series G Shares and the HBK Cayman Warrant (as defined in Section 3.17), each registered in the name of HBK Cayman, (2) the Series G Opinions and (3) all other documents, instruments and writings required to have been delivered at or prior to the Series G Closing by the Company to HBK Cayman pursuant to this Agreement; (C) to HBK Offshore (1) one or more stock certificates representing 206 Series G Shares and the HBK Offshore Warrant (as defined in Section 3.17), each registered in the name of HBK Offshore, (2) the Series G Opinions and (3) all other documents, instruments and writings required to have been delivered at or prior to the Series G Closing by the Company to HBK Offshore pursuant to this Agreement; (D) to PCIG (1) one or more


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stock certificates representing 413 Series G Shares and the PCIG Warrant (as defined in Section 3.17), each registered in the name of PCIG, (2) the Series G Opinions and (3) all other documents, instruments and writings required to have been delivered at or prior to the Series G Closing by the Company to PCIG pursuant to this Agreement; (E) to Pine Street (1) one or more stock certificates representing 6 Series G Shares and the Pine Street Warrant (as defined in Section 3.17), each registered in the name of Pine Street, (2) the Series G Opinions and (3) all other documents, instruments and writings required to have been delivered at or prior to the Series G Closing by the Company to Pine Street pursuant to this Agreement; and (F) to Brown Simpson (1) one or more stock certificates representing 5 Series G Shares and the Brown Simpson Warrant (as defined in Section 3.17), each registered in the name of Brown Simpson, (2) the Series G Opinions and (3) all other documents, instruments and writings required to have been delivered at or prior to the Series G Closing by the Company to Brown Simpson pursuant to this Agreement, and (b) each Purchaser shall deliver to the Company (1) the purchase price for the Series G Shares being purchased by it at the Series G Closing in United States dollars in immediately available funds by wire transfer to an account designated in writing by the Company for such purpose prior to the Series G Closing Date, and (2) all documents, instruments and writings required to have been delivered at or prior to the Series G Closing by such Purchaser pursuant to this Agreement.

                   (b) The Series H Closing. (i) Subject to the terms and conditions set forth in this Agreement, the Company shall have the right to deliver a written notice to the Purchasers (a "Subsequent Financing Notice") requiring the Purchasers to purchase such number of Series H Shares not to exceed 1,250, at a purchase price of $10,000 per Share as the Company may designate in such notice, each Purchaser being obligated (subject to the terms and conditions hereof) to purchase such portion of such Series H Shares as equals such Purchaser's pro rata portion of the purchase price for the Series G Shares issued and sold at the Series G Closing. The Company may deliver a Subsequent Financing Notice no earlier than the expiration of the 60th Trading Day after the date that a registration statement (an "Underlying Securities Registration Statement") contemplated by the Registration Rights Agreement, dated the date hereof, among the Purchasers and the Company substantially in the form of Exhibit B attached hereto (the "Registration Rights Agreement") covering, among other things, the shares of Common Stock issuable upon conversion of and payment of dividends on the Series G Shares and the shares of Common Stock issuable upon exercise of the Series G Warrants (as defined in Section 3.17) has been declared effective by the Securities and Exchange Commission (the "Commission") (provided, that Trading Days during which any Purchaser (or its successors, permitted assigns or other successors in interest) is unable to resell securities under such Underlying Securities Registration Statement due to circumstances within the Company's control, which may include among other things, suspension of the effectiveness of the Underlying Securities Registration Statement by the Commission or a suspension imposed by the Company's board of directors pending any release of material non-public information, shall be added to such 60 Trading Day period), and no later than April 30, 1998 (the "Series H Closing Expiration Date"). Notwithstanding anything to the contrary contained herein, in the event that the Underlying Securities


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Registration Statement relating to the Series G Closing is declared effective by the Commission on or prior to October 31, 1997, the Company shall have the right to deliver a Subsequent Financing Notice commencing on December 2, 1997 (the "Early Notice Date") (provided, that the Early Notice Date shall be delayed by the number of Trading Days during which any Purchaser (or its successors, permitted assigns or other successors in interest) is unable to resell securities under such Underlying Securities Registration Statement due to circumstances within the Company's control, which may include among other things, suspension of the effectiveness of the Underlying Securities
Registration Statement by the Commission or a suspension imposed by the Company's board of directors pending any release of material non-public information). The closing of the purchase and sale of the Series H Shares (the "Series H Closing") shall take place at the offices of Robinson Silverman on such date (which may not be prior to the fifteenth (15th) Trading Day after receipt by the Purchasers of the Subsequent Financing Notice); provided that in no case shall the Series H Closing take place unless and until the conditions listed in Section 4.1 have been satisfied or waived by the appropriate party.
The date of the Series H Closing is hereinafter referred to as the "Series H Closing Date." At any time after the Series G Closing Date and prior to January 1, 1998, the Company may give written notice (a "Termination Notice") to all the Purchasers indicating that it does not intend to deliver a Subsequent Financing Notice.

                   (ii) At the Series H Closing, (a) the Company shall deliver
(A) to each Purchaser (1) a pro rata portion of the Series H Shares (determined by reference to the amount of Series G Shares issued and sold at the Series G Closing) to be issued and sold thereat (or such other amount upon which the parties may agree) and the applicable Series H Warrant (as defined in Section 3.17), each registered in the name of the appropriate Purchaser, (2) the legal opinion referenced in Section 4.1(l), substantially in the form attached hereto as Exhibit D-1 and D-2, and (3) all other documents, instruments and writings required to have been delivered at or prior to the Series H Closing by the Company to the Purchasers pursuant to this Agreement; and (b) each Purchaser shall deliver to the Company (1) the purchase price for the Series H Shares being purchased by it at the Series H Closing in United States dollars in immediately available funds by wire transfer to an account designated in writing by the Company for such purpose on or prior to the Series H Closing Date and (2) all documents, instruments and writings required to have been delivered at or prior to the Series H Closing by such Purchaser pursuant to this Agreement. In the event that a Purchaser ("Defaulting Purchaser") fails to purchase Series H Shares in accordance with this Section 1.3(b)(ii), notwithstanding the performance by the Company of its obligations under this Section and the satisfaction by the Company of the conditions set forth in Section 4.1, the Company shall notify the non-Defaulting Purchasers of such failure, upon which the non-Defaulting Purchasers shall have the option to purchase (pro rata in accordance with the number of Series G Shares purchased by it at the Series G Closing minus the Series G Shares purchased by the Defaulting Purchaser) all or any portion of the remaining Series H Shares within 5 Trading Days from the later of the date it receives notice of such option and the Series H Closing Date. If the non-Defaulting Purchasers do not elect to purchase the remaining Series H Shares, the Company may then assign a Defaulting Purchaser's rights hereunder to a third party without further obligation to the Defaulting


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Purchaser to purchase the Series H Shares, provided, however that if the Company has not satisfied its obligations under this Section or the conditions set forth in Section 4.1, such third party shall be reasonably acceptable to the non-Defaulting Purchasers. Failure by any Purchaser to buy Series H Shares shall not affect the Company's obligations with respect to the Series G Shares acquired by such Purchaser, which shall remain unaffected thereby and shall not affect the non-Defaulting Purchasers obligations to purchase Series H Shares.

                               ARTICLE II

                       REPRESENTATIONS AND WARRANTIES

         2.1 Representations, Warranties and Agreements of the Company. The Company hereby makes the following representations and warranties to the
Purchasers:

                   (a) Organization and Qualification. The Company is a corporation, duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company has no subsidiaries other than XOMA Limited, a United Kingdom limited liability company (the "Subsidiary"). The Subsidiary is a company, duly formed, validly existing and in good standing under the laws of the jurisdiction of its organization, with the full power and authority to own and use its properties and assets and to carry on its business as currently conducted. Each of the Company and the Subsidiary is duly qualified to do business and is in good standing as a foreign corporation or company in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate, reasonably be expected to: (x) adversely affect the legality, validity or enforceability of any of the Transaction Documents (as defined below) in any material respect, (y) have or result in a material adverse effect on the results of operations, assets, or financial condition of the Company and the Subsidiaries, taken as a whole or (z) adversely impair the Company's ability to perform fully on a timely basis its obligations under the Transaction Documents (any one of (x), (y) and (z), being a "Material Adverse Effect").

                   (b) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated hereby and by the Warrants (as defined below), the Certificates of Designation, the Registration Rights Agreement, and otherwise to carry out its obligations hereunder and thereunder. This Agreement, the Certificates of Designation, the Registration Rights Agreement and the Warrants are collectively referred to as the "Transaction Documents". The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby has been duly authorized by all necessary action on the part of the Company and no further action is required by the Company. Each of the Transaction Documents has been duly executed by the Company and when delivered in


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accordance with the terms hereof will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application. Neither Company nor the Subsidiary is in violation of any of the provisions of its respective certificate of incorporation, articles, by-laws or other charter documents.

                   (c) Capitalization. The authorized, issued and outstanding capital stock of the Company is set forth in Schedule 2.1(c). Except as set forth in Schedule 2.1(c), no shares of Common Stock are entitled to preemptive or similar rights, nor is any holder of the Common Stock entitled to preemptive or similar rights, or any rights to receive Common Stock at a price which is less than the current market price thereof, arising out of any agreement or understanding with the Company by virtue of any of the Transaction Documents. Except as disclosed in Schedule 2.1(c), there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or, except as a result of the purchase and sale of the Shares and Warrants hereunder, securities, rights or obligations convertible into or exchangeable for, or giving any person any right to subscribe for or acquire any shares of Common Stock, or contracts, commitments, understandings, or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock. To the knowledge of the Company, except as specifically disclosed in the SEC Documents (as defined below) or
Schedule 2.1(c), no Person beneficially owns (as determined pursuant to Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) or has the right to acquire by agreement with or by obligation binding upon the Company beneficial ownership of more than 5% of the Common Stock. A "Person" means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

                   (d) Issuance of Shares and Warrants. The Shares and the Warrants are duly authorized, and when issued and paid for in accordance with the terms hereof, shall be validly issued, fully paid and nonassessable. The Company, as at the Series G Closing Date and Series H Closing Date as the case may be, will have, and at all times while the Shares and any Warrants are outstanding will maintain, an adequate reserve of duly authorized shares of Common Stock to enable it to perform its obligations under this Agreement, the Warrants and the Certificates of Designation with respect to the number of Shares and Warrants issued and outstanding at such Closing Date. The shares of Common Stock issuable upon conversion of the Shares, or exercise of the Warrants or which may be issued as payment of dividends on the Shares are collectively referred to herein as the "Underlying Shares". Upon issuance in accordance with the Certificates of Designation and the Warrant, the Underlying Shares will be duly authorized, validly issued, fully paid and nonassessable,


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free and clear of all liens, claims, encumbrances or defects of any kind
(collectively, "Liens").

                   (e) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of its Certificate of Incorporation or bylaws (each as amended through the date hereof) or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party, or (iii) to the knowledge of the Company, result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including Federal and state securities laws and regulations), or by which any material property or asset of the Company is bound or affected, except in the case of each of clauses (ii) and (iii), such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as could not reasonably be expected to, individually or in the aggregate, have or result in a Material Adverse Effect. The business of the Company is not being conducted in violation of any law, ordinance or regulation of any governmental authority to which the Company is subject, except for violations which, individually or in the aggregate, do not have a Material Adverse Effect.

                   (f) Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other person in connection with the execution, delivery and performance by the Company of the Transaction Documents, except for
(i) the filings of the Certificates of Designation with respect to the Shares with the Secretary of State of Delaware, which filings shall be effected prior to the Series G Closing Date and the Series H Closing Date, as appropriate, (ii) the filing of the Underlying Securities Registration Statement(s) with the Commission ,which shall be filed in the time periods set forth in the Registration Rights Agreement, (iii) the application(s) or any letter(s) acceptable to the Nasdaq National Market for the listing of the Underlying Shares with the Nasdaq National Market (and with any other national securities exchange or market on which the Common Stock is then listed), (iv) any filings, notices or registrations under applicable state securities laws, and other than, in all other cases, where the failure to obtain such consent, waiver, authorization or order, or to give or make such notice or filing, would not materially impair or delay the ability of the Company to effect the Series G Closing or the Series H Closing and to deliver to the Purchasers the Shares and the Warrants (and, upon conversion of the Shares and exercise of Warrants, the Underlying Shares) in the manner contemplated hereby and by the Registration Rights Agreement free and clear of all liens and encumbrances of any nature whatsoever (the "Required Approvals").

                   (g) Litigation; Proceedings. Except as specifically disclosed in the Disclosure Materials (as hereinafter defined) there is no action, suit, notice of violation,


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proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, the Subsidiary or any of their respective properties before or by any court, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) which could reasonably be expected to, individually or in the aggregate, have or result in a Material Adverse Effect.

                   (h) No Default or Violation. Neither the Company nor the Subsidiary (i) is in default under or in violation of any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound, (ii) is in violation of any order of any court, arbitrator or governmental body applicable to it or the Subsidiary's property or assets, or (iii) is in violation of any statute, rule or regulation of any governmental authority to which it is subject, except as could not reasonably be expected to, in any such case (individually or in the aggregate), have or result in a Material Adverse Effect.

                   (i) Schedules. The Schedules to this Agreement furnished by or on behalf of the Company do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

                   (j) Private Offering. Neither the Company nor any Person acting on its behalf has taken or will take any action which might subject the offering, issuance or sale of the Securities to the registration requirements of the Securities Act of 1933, as amended (the "Securities Act").

                   (k) SEC Documents. The Company has filed all reports required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the three years preceding the date hereof (the foregoing materials being collectively referred to herein as the "SEC Documents" and, together with the Schedules to this Agreement furnished by or on behalf of the Company, the "Disclosure Materials") on a timely basis, or has received a valid extension of such time of filing and has filed any such SEC Documents prior to the expiration of any such extension. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. All material agreements to which the Company is a party or by which the property or assets of the Company is subject have been filed as exhibits to the SEC Documents as required; neither the Company nor the Subsidiary is in breach of any such agreement where such breach may have or result in a Material Adverse Effect. The financial statements of the Company included in the SEC Documents comply in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements


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have been prepared in accordance with generally accepted accounting principles as in effect at the time of filing applied on a consistent basis during the periods involved, except as may be otherwise indicated in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal year-end audit adjustments. Since the date of the financial statements included in the Company's last filed Quarterly Report on Form 10-Q for the quarter ended March 31, 1997, there has been no event, occurrence or development that has had a Material Adverse Effect which has not been specifically disclosed in writing to the Purchasers by the Company. The Company last filed audited financial statements with the Commission on March 27, 1997, and has not received any comments from the Commission in respect thereof.

                   (l) Seniority. No class of equity securities of the Company is senior to the Shares in right of payment, whether upon liquidation, dissolution or otherwise.

                   (m) Investment Company. The Company is not, and is not controlled by or under common control with an affiliate of, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                   (n) Certain Fees. Other than fees and expenses due and payable to Shipley Raidy Capital Partners, LP, no fees or commissions will be payable by the Company to any broker, financial advisor, finder, investment banker, or bank with respect to the transactions contemplated by this Agreement. The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement. The Company shall indemnify and hold harmless each of the Purchasers, its employees, officers, directors, agents, and partners, and their respective affiliates (as such term is defined under Rule 405 promulgated under the Securities Act, an "Affiliate"), from and against all claims, losses, damages, costs (including the costs of preparation and attorney's fees) and expenses suffered in respect of any such claimed or existing fees.

                   (o) Solicitation Materials. The Company has not (i) distributed any offering materials in connection with the offering and sale of the Shares, the Warrants or the Underlying Shares other than the Disclosure Materials or (ii) solicited any offer to buy or sell the Shares, the Warrants or the Underlying Shares by means of any form of general solicitation or advertising. None of the Disclosure Materials or any other information provided to the Purchasers by or on behalf of the Company contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.



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                   (p) Form S-3 Eligibility. The Company is, and at each Closing
Date will be, eligible to register securities for resale with the Commission under Form S-3 promulgated under the Securities Act.

                   (q) Exclusivity. Other than in accordance with Section 1.3(b)(ii), the Company shall not issue and sell the Preferred Stock to any Person other than to the Purchasers.

                   (r) Listing and Maintenance Requirements Compliance. The Company has not in the two years preceding the date hereof received notice (written or oral) from any stock exchange or market on which the Common Stock is or has been listed (or on which it has been quoted) to the effect that the Company is not in compliance with the listing or maintenance requirements of such exchange or market.

                   (s) Patents and Trademarks. To the Company's knowledge, (i) the Company has, or has rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights and licenses (collectively, the "Intellectual Property Rights") which are necessary for use in connection with its business as presently conducted and which the failure to do so would have a Material Adverse Effect and (ii) there is no existing infringement by another Person of any of the Intellectual Property Rights which are necessary for use in connection with the Company's business as presently conducted, which infringement would have a Material Adverse Effect.

                   (t) Registration Rights; Rights of Participation. Except as described on Schedule 2.1(t) hereto, (A) the Company has not granted or agreed to grant to any Person any rights (including "piggy-back" registration rights) to have any securities of the Company registered with the Commission or any other governmental authority which has not been satisfied and (B) no Person, including, but not limited to, current or former shareholders of the Company, underwriters, brokers or agents, has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by this Agreement or any other Transaction Document which has not been waived.

                   (u) Acknowledgement of Dilution. The Company acknowledges that the issuance of the Underlying Shares upon (i) conversion of the Shares and dividends thereon in accordance with the Certificate of Designation and (ii) exercise of the Warrants may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions. The Company further acknowledges that its obligation to issue Underlying Shares upon (x) conversion of the Shares and dividends thereon in accordance with the Certificate of Designation and (y) upon exercise of the Warrants is unconditional and absolute, subject to such limitations set forth herein, in the Certificate of Designation or pursuant to the Warrant, regardless of the effect of any such dilution.



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         2.2  Representations  and  Warranties  of the  Purchasers.  Each of the
Purchasers, severally and not jointly, hereby represents and warrants to the Company as follows:

                   (a) Organization; Authority. Such Purchaser is a corporation duly incorporated or a limited partnership or company duly formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with the requisite corporate power and authority to enter into and to consummate the transactions contemplated hereby and by the Registration Rights Agreement and otherwise to carry out its obligations hereunder and thereunder. The purchase by such Purchaser of the Shares and the Warrants hereunder has been duly authorized by all necessary action on the part of such Purchaser. Each of this Agreement and the Registration Rights Agreement has been duly executed and delivered by such Purchaser and constitutes the valid and legally binding obligation of such Purchaser, enforceable against such Purchaser, in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity.

                   (b) Investment Intent. Such Purchaser is acquiring the Shares, the Warrants and the Underlying Shares for its own account for investment purposes only and not with a view to or for distributing or reselling such Shares, Warrants or Underlying Shares or any part thereof or interest therein, without prejudice, however, to such Purchaser's right, subject to the provisions of this Agreement and the Registration Rights Agreement, at all times to sell or otherwise dispose of all or any part of such Shares, Underlying Shares or Warrants pursuant to an effective registration statement under the Securities Act and in compliance with applicable State securities laws or under an exemption from such registration.

                   (c) Purchaser Status. At the time such Purchaser, other than Brown Simpson who does not make such representation, was offered the Shares and the Warrants, it was, and at the date hereof, it is, and at each Closing Date and each exercise date under the Warrants, it will be, an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (4) under the Securities Act.

                   (d) Experience of Purchaser. Such Purchaser either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares, the Warrants and the Underlying Shares, and has so evaluated the merits and risks of such investment.

                   (e) Ability of Purchaser to Bear Risk of Investment. Such Purchaser is able to bear the economic risk of an investment in the Shares, the Warrants and the Underlying Shares and, at the present time, is able to afford a complete loss of such investment.

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



                   (f) Access to Information. Such Purchaser acknowledges receipt of the Disclosure Materials and further acknowledges that it has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Shares and the Warrants, and the merits and risks of investing in the Shares and the Warrants; (ii) access to information about the Company and the Company's financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information which the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment and to verify the accuracy and completeness of the information contained in the Disclosure Materials.

                   (g) Reliance. Such Purchaser (A) understands and acknowledges that (i) the Shares and the Warrants are being offered and sold to the Purchaser without registration under the Securities Act in a private placement that is exempt from the registration provisions of the Securities Act under Section 4(2) of the Securities Act or Regulation D promulgated thereunder and (ii) the availability of such exemption, depends in part on, and the Company will rely upon the accuracy and truthfulness of, the foregoing representations and such Purchaser hereby consents to such reliance and (B) agrees to reasonably cooperate with the Company in the preparation of a Form D relating to the offering.

                  The Company acknowledges and agrees that the Purchasers make no representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 2.2.


                                  ARTICLE III

                         OTHER AGREEMENTS OF THE PARTIES

         3.1 Transfer Restrictions. (a) If any Purchaser should decide to dispose of Shares or any portion of the Warrants (and upon conversion or exercise thereof, as the case may be, any of the Underlying Shares) held by it, such Purchaser understands and agrees that it may do so only pursuant to an effective registration statement under the Securities Act, to the Company, to an Affiliate, pursuant to Rule 144 under the Securities Act ("Rule 144"), or pursuant to an available exemption from the registration requirements of the Securities Act. In connection with any transfer of Shares, Warrants or any Underlying Shares other than pursuant to an effective registration statement, to the Company, to an Affiliate of such Purchaser or pursuant to Rule 144, the Company may require the transferor thereof to provide to the Company a written opinion of counsel experienced in the area of United States securities laws selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred securities under the Securities Act. Notwithstanding anything

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



                   to the contrary contained herein, any transfer hereunder shall (i) be for a minimum of 50 Shares or Warrants to purchase at least 50,000 shares of Common Stock, which limitation shall not apply to any single transfer of Warrants to Brown Simpson and (ii) with respect to Shares only, not be to an entity principally engaged in health care or a health care related business, provided, however that health care related investment funds shall be specifically excluded from this limitation. No one Purchaser shall make more than five (5) transfers with respect to the Shares, or more than two (2) transfers with respect to the Warrants, it being understood that any Purchaser who is an Affiliate of any other Purchaser shall be treated as one Purchaser for purposes of this Section 3.1(a).

                   (b) Each Purchaser agrees to the imprinting, so long as is required by this Section 3.1(b), of the following legend on the Shares, the Warrants and the Underlying Shares:

              [NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE [CONVERTIBLE] [EXERCISABLE]] [[THE SECURITIES REPRESENTED HEREBY] HAVE [NOT] BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

              [FOR SHARES ONLY] THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND CONVERSION SET FORTH IN A CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT, DATED AS OF AUGUST 13, 1997, EXECUTED BY THE ORIGINAL HOLDER HEREOF. A COPY OF THAT AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF XOMA CORPORATION.

                   The Underlying Shares issuable upon conversion of Shares, payment of dividends thereon or exercise of the Warrants, as the case may be, shall not contain the legend set forth above if the conversion of such Shares, payment of such dividends or exercise of the Warrants, as the case may be, occurs at any time while the Underlying Securities Registration Statement is effective under the Securities Act or in the event there is not an effective Underlying Securities Registration Statement at such time, if the Underlying Shares are eligible for resale under, or have been sold pursuant to, Rule 144, or if in the written opinion of counsel to the Company experienced in the area of United States securities laws such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the

Commission). The Company agrees that it will provide each Purchaser, upon request, with a certificate or certificates representing Underlying Shares, free from such legend at such time as such legend is no longer required hereunder.

          3.2 Stop Transfer Instruction. The Company may not make any notation on its records or give instructions to any transfer agent of the Company which expand the scope of the restrictions on transfer set forth in Section 3.1.

          3.3 Furnishing of Information. As long as any Purchaser owns Shares, Underlying Shares or Warrants, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to
Section 13(a) or 15(d) of the Exchange Act and, upon the request of any Purchaser, to promptly furnish such Purchaser with true and complete copies of all such filings. If the Company is not at the time required to file reports pursuant to such sections, it will prepare and furnish to the Purchasers and make publicly available in accordance with Rule 144(c) promulgated under the Securities Act annual and quarterly financial statements, together with a discussion and analysis of such financial statements in form and substance substantially similar to those that would otherwise be required to be included in reports required by Section 13(a) or 15(d) of the Exchange Act, as well as any other information required thereby, in the time period that such filings would have been required to have been made under the Exchange Act.

          3.4 Copies and Use of Disclosure Materials. The Company consents to the use of the SEC Documents, and any amendments and supplements thereto, by the Purchasers in connection with resales of the Shares, the Warrants or the Underlying Shares other than pursuant to an effective registration statement.

          3.5 Blue Sky Laws. In accordance with the Registration Rights Agreement, the Company shall qualify the Underlying Shares under the securities or Blue Sky laws of such jurisdictions as each Purchaser may request and shall continue such qualification at all times through the third anniversary of the last Closing Date; provided, however, that neither the Company nor the Subsidiary shall be required in connection therewith to qualify as a foreign corporation where it is not now so qualified or to take any action that would subject the Company to general service of process in any such jurisdiction where it is not then so subject or subject the Company to any material tax in any such jurisdiction where it is not then so subject.

          3.6 Integration. The Company shall not and shall use its best efforts to ensure that no Affiliate of the Company shall sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Shares, the Warrants or the Underlying Shares in a manner that would require the registration under the Securities Act of the sale of the Shares, the Warrants or the Underlying Shares to any Purchaser.

          3.7 Certain Agreements. As long as any Purchaser owns Shares, the Company shall not and shall cause the Subsidiary not to, without the consent of the holders of all of the Shares then outstanding, (i) amend its certificate of incorporation, bylaws or other charter documents so as to materially and adversely affect any dividend, conversion, liquidation or transfer rights of any Purchaser; (ii) declare, authorize, set aside or pay any dividend or other distribution with respect to the Common Stock except as permitted under the Certificates of Designation and as would not materially and adversely affect the rights of any Purchaser hereunder or under the Certificates of Designation;
(iii) repay, repurchase or offer to repay, repurchase or otherwise acquire shares of its Common Stock, except for repurchases effected by the Company on the open market, pursuant to a direct stock purchase plan; (iv) authorize or create any class of equity or equity equivalent security that ranks senior to the Shares; or (v) enter into any agreement with respect to any of the foregoing.

          3.8 Purchaser Ownership of Common Stock. No Purchaser may use its ability to convert Shares hereunder or under the terms of the Certificates of Designation or use its ability to acquire shares of Common Stock upon exercise of the Warrants, to the extent that such conversion or exercise would result in the Purchaser beneficially owning (for purposes of Rule 13d-3 under the Exchange
Act) more than 4.999% of the outstanding shares of the Common Stock; provided, however, that if ten days shall have elapsed since any Purchaser has declared a default by the Company under any Transaction Document, such default shall cause such Purchaser to exceed such 4.999% limit and such default shall not have been cured to such Purchaser's satisfaction prior to the expiration of such ten-day period, the provisions of this Section 3.8 shall be null and void ab initio as to such Purchaser. Notwithstanding anything to the contrary contained herein, the provisions of this Section 3.8 shall have no effect on the Company's obligation to issue shares of Common Stock to the Purchasers upon receipt or delivery of any conversion or exercise notice. The terms and conditions of this Section shall not apply to any conversion of Shares at the option of the Company pursuant to Section 5(a)(ii) of the Certificate of Designation.

          3.9 Listing and Reservation of Underlying Shares. (a) The Company shall (i) not later than the fifth Trading Day following the applicable Closing Date or the Series H Closing Expiration Date prepare and file with the Nasdaq National Market (as well as any other national securities exchange or market on which the Common Stock is then listed) an additional shares listing application or a letter acceptable to the Nasdaq National Market covering and listing at least 3,800,000 Underlying Shares of Common Stock, (ii) take all reasonable steps necessary to cause the Underlying Shares to be approved for listing in the Nasdaq National Market (as well as on any other national securities exchange or market on which the Common Stock is then listed) as soon as possible thereafter, and (iii) provide to the Purchasers evidence of such listing, and the Company shall take all steps reasonably necessary to maintain the listing of its Common Stock on such exchange.

          (b) The Company shall reserve for issuance upon conversion of the Shares, for payment of dividends thereupon in shares of Common Stock pursuant to the terms of the Certificates of Designation, and upon exercise of the Warrants in accordance with their terms the number of shares to be listed on the Nasdaq National Market (and such other national securities exchange or market on which the Common Stock is then listed or traded) as set forth in Section 3.9(a). Shares of Common Stock reserved for issuance upon the conversion of the Shares as set forth in Section 3.9(a) shall be allocated pro rata to each of the Purchasers in accordance with the amount of Shares issued and delivered to such Purchaser at the Series G Closing or the Series H Closing, as applicable. In the event that the Company shall fail to comply with this Section 3.9, then the Company shall redeem all Shares and Underlying Shares, in cash, then held by each Purchaser, as set forth in Section
3.11 below.

          3.10 Conversion Procedures. Exhibit E attached hereto sets forth the procedures with respect to the conversion of the Preferred Stock, including the forms of conversion notice to be provided upon conversion (except as set forth herein or in the Certificate of Designation), instructions as to the procedures for conversion, the form of legal opinion, if necessary, that shall be rendered by the Company to the Company's transfer agent and such other information and instructions as may be reasonably necessary to enable the Purchaser to exercise its right of conversion smoothly and expeditiously.

          3.11 Purchaser's Rights if Trading in Common Stock is Suspended or Delisted. If at any time while any Purchaser (or any assignee thereof) owns any Shares, Warrants or Underlying Shares, trading in the shares of the Common Stock is suspended on or delisted from the Nasdaq National Market or any other principal market or exchange for such shares (other than as a result of the suspension of trading in securities on such market or exchange generally or temporary suspensions pending the release of material information) for more than five Trading Days in the aggregate, at the option of any Purchaser exercisable by written notice to the Company delivered after such suspension or delisting, the Company shall redeem all Shares and Underlying Shares, in cash, then held by such Purchaser, at an aggregate purchase price equal to the sum of (I) the number of Shares then held by such Purchaser multiplied by the product of (1) the average Per Share Market Value for the five (5) Trading Days immediately preceding (a) the day of such notice or (b) the date of payment in full of the redemption price calculated under this Section, whichever is greater and (2) the Conversion Ratio on the date of the repurchase notice, (II) the aggregate of all accrued but unpaid dividends payable in respect of all Shares to be redeemed,
(III) the number of Underlying Shares then held by such Purchaser multiplied by the average Per Share Market Value for the five (5) Trading Days immediately preceding (A) the date of the notice or (B) the date of payment in full by the Company of the redemption price calculated under this Section, whichever is greater, provided, that the Company shall only be required to redeem Underlying Shares pursuant to this clause (III) if there is not an effective Underlying Securities Registration Statement covering such Underlying Shares or if the Company has failed to tender certificates for shares of Common Stock after a Conversion Notice and an original certificate representing the Shares to be converted has been delivered, and (IV) interest on the amounts set forth in (I)
- (III) above accruing from the 5th Trading Day after such notice until the repurchase price under this Section is paid in full at the rate of 15% per

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



annum. The Company shall provide written notice of any redemption demand made pursuant to this Section to each other holder of Securities within 24 hours of its receipt thereof.

          3.12 No Violation of Applicable Law. Notwithstanding any provision of this Agreement to the contrary, if the redemption of Shares or Underlying Shares otherwise required under this Agreement or the Registration Rights Agreement would be prohibited by the relevant provisions of the Delaware General Corporation Law, such redemption shall be effected as soon as it is permitted under such law; provided, however, that interest payable by the Company with respect to any such redemption shall continue to accrue in accordance with
Section 3.11.

          3.13 Volume and Sale Restrictions. (a) For so long as a Purchaser holds Shares or Underlying Shares, such Purchaser shall not sell a number of shares of Common Stock in excess 25% of the trading volume of the Common Stock for the calendar week in which such sale was made. This limitation shall be of no force or effect for any sales of Common Stock by any Purchaser at a price above $6.00 per share with respect to the Series G Shares and 120% of the average Per Share Market Value for the five Trading Days immediately preceding the Series H Closing Date, with respect to the Series H Shares, if applicable. It being understood that, for purposes of this Section 3.13(a), (i) any Purchasers who are Affiliates shall be treated as one Purchaser, and (ii) Pine Street and Brown Simpson shall be treated as one Purchaser.

                   (b) For the sixty (60) days following the Series G Closing Date and the Series H Closing Date, if applicable, there shall be no sales of Common Stock or conversions of Shares by any Purchaser at a price below 120% of the average Per Share Market Value for the five Trading Days immediately preceding the Series G Closing Date (with respect to the Series G Shares) and the Series H Closing Date (with respect to the Series H Shares), respectively.

          3.14 Notice of Breaches. (a) Each of the Company and each Purchaser shall give prompt written notice to the other of any breach of any representation, warranty or other agreement contained in this Agreement or in the Registration Rights Agreement, as well as any events or occurrences arising after the date hereof and prior to, with respect to the Series G Closing, the Series G Closing Date and with respect to the Series H Closing, the Series H Closing Date, which would reasonably be likely to cause any representation or warranty or other agreement of such party, as the case may be, contained herein to be incorrect or breached as of such Closing Date. However, no disclosure or failure to make such disclosure by any party pursuant to this Section 3.14 shall be deemed to cure any breach of any representation, warranty or other agreement contained herein or in the Registration Rights Agreement.

                   (b) Notwithstanding the generality of Section 3.14(a) the Company shall promptly notify each Purchaser of any notice or claim (written or oral) that it receives from any lender of the Company to the effect that the consummation of the transactions

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



contemplated hereby and by the Registration Rights Agreement violates or would violate any written agreement or understanding between such lender and the Company, and the Company shall promptly furnish by facsimile to the holders of the Shares a copy of any written statement in support of or relating to such claim or notice.

                   (c) The default by any Purchaser of any of its obligations, representations or warranties under any Transaction Document shall not be imputed to, and shall have no effect upon, any other Purchaser or affect the Company's obligations under the Transaction Documents to any non-defaulting Purchaser.

          3.15 Conversion Obligations of the Company. The Company covenants to convert Shares and to deliver Underlying Shares in accordance with the terms and conditions and time period set forth in the respective Certificates of Designation, and to deliver Underlying Shares upon exercise of Warrants in accordance with the terms and conditions and time periods set forth in the Warrants.

          3.16 Subsequent Registrations. Other than Underlying Shares and other "Registrable Securities" (as defined in the Registration Rights Agreement) to be registered in accordance with the Registration Rights Agreement, the Company shall not, for a period of not less than 75 Trading Days after the date that the Underlying Shares Registration Statement relating to the securities issued at the Series G Closing Date and Series H Closing Date, if applicable, is declared effective by the Commission, without the prior written consent of Purchasers,
(i) issue or sell any of its or any of its Affiliates' equity or equity-equivalent securities pursuant to Regulation S promulgated under the Securities Act, or (ii) go effective on any resale registration statement registering for resale any securities of the Company, other than securities registered for resale in connection with a collaboration or strategic alliance with the Company. Any days that any Purchaser (or its successors, permitted assigns or other successors in interest) is unable to sell Underlying Shares under an Underlying Securities Registration Statement due to circumstances within the Company's control, which may include among other things, suspension of the effectiveness of the Underlying Securities Registration Statement by the Commission or a suspension imposed by the Company's board of directors pending any release of material non-public information, shall be added to such 75 Trading Day period for the purposes of (i) and (ii) above.

          3.17 The Warrants. (a) At the Series G Closing the Company shall issue and deliver (i) to Southbrook, a Common Stock purchase warrant (the "Series G Southbrook Warrant") entitling Southbrook to purchase, on the terms and conditions set forth therein, 142,733 shares of Common Stock at a price per share equal to the Series G Warrant Exercise Price (as defined below); (ii) to HBK Cayman, a Common Stock purchase warrant (the "Series G HBK Cayman Warrant") entitling HBK Cayman to purchase, on the terms and conditions set forth therein, 71,539 shares of Common Stock at a price per share equal to the Series G Warrant Exercise Price; (iii) to HBK Offshore, a Common Stock purchase warrant (the "Series G HBK Offshore Warrant") entitling HBK Offshore to purchase, on the terms and conditions set forth therein, 71,194 shares of Common Stock at an exercise price per share equal to the Series G Warrant Exercise Price; (iv) to PCIG, a Common Stock purchase warrant (the "Series G PCIG Warrant") entitling PCIG to purchase, on the terms and conditions set forth therein, 142,733 shares of Common Stock at a price per share equal to the Series G Warrant Exercise Price; (v) to Pine Street, a Common Stock purchase warrant (the "Series G Pine Street Warrant") entitling Pine Street to purchase, on the terms and conditions set forth therein, 2,073 shares of Common Stock at a price per share equal to the Series G Warrant Certificate Price; and (v) to Brown Simpson, a Common Stock purchase warrant (the "Series G Brown Simpson Warrant," and together with the Southbrook Series G Warrant, the HBK Cayman Series G Warrant, the HBK Offshore Series G Warrant and the PCIG Series G Warrant, the "Series G Warrants") entitling Brown Simpson to purchase, on the terms and conditions set forth therein, 1,728 shares of Common Stock at a price per share equal to the Series G Warrant Exercise Price. The "Series G Warrant Exercise Price" shall be equal to $10 per share.

                   (b) At the earlier to occur of the Series H Closing Date or the Series H Closing Expiration Date, the Company shall issue and deliver to each Purchaser a Common Stock purchase warrant with a value (based on the Black Scholes model of option valuation, using a two-year volatility factor and the average Per Share Market Value for the five Trading Days immediately preceding the Series H Closing Date or Series H Closing Expiration Date) equal to 8% of the aggregate purchase price to be paid by such Purchaser for the Series H Shares at the Series H Closing or, with respect to Warrants issued on the Series H Closing Expiration Date, for Series G Shares at the Series G Closing, at a price per share equal to the Series H Warrant Exercise Price. The "Series H Warrant Exercise Price" shall equal (a) if the Series H Warrants are issued and delivered on the Series H Closing Date, 150% of the average Per Share Market Value for the five Trading Days immediately preceding the Series H Closing Date or (b) if the Series H Warrants are to be issued and delivered on the Series H Closing Expiration Date, 150% of the average Per Share Market Value for the five Trading Days immediately preceding the Series H Closing Expiration Date. The Common Stock purchase Warrants described in this paragraph are collectively referred to herein as the "Series H Warrants", and the Series G Warrants and the Series H Warrants are collectively referred to herein as the "Warrants." Notwithstanding anything to the contrary contained herein, in the event that the Company provides a Termination Notice to the Purchasers prior to January 1, 1998 and there is no Series H Closing, the Purchasers shall not be entitled to Series H Warrants on the Series H Closing Expiration Date.

                   (c) The Warrants shall be substantially in the form of Exhibit C. The failure of a Series H Closing to occur with respect to any Purchaser due to a failure by the Company to timely deliver a Subsequent Financing Notice or to satisfy all of the conditions set forth in section 4.1 shall not affect the Company's obligation to issue and deliver Series H Warrants on the Series H Closing Expiration Date.

         3.18 Use of Proceeds. The Company shall use all of the net proceeds from the placement of the Shares and Warrants for working capital purposes and not for the satisfaction of any portion of Company or Subsidiary debt, to redeem Company equity or

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



equity-equivalent securities or to pay down trade accounts, other than in the ordinary course of business, consistent with past practices. Pending application of the proceeds of this placement in the manner permitted hereby, the Company will invest such proceeds in interest bearing accounts and short-term, investment grade, interest bearing securities.

         3.19 Press Release. The Company shall make timely disclosure of the Series G Closing Date and the Series H Closing Date, relating to the issue and sale of the Shares and Warrants to the Purchasers which such press release shall be approved by Kenneth L.
Henderson, Esq., at Robinson Silverman.

                                   ARTICLE IV

                                   CONDITIONS

          4.1 Conditions Precedent to the Obligation of the Purchasers to Purchase the Series H Shares. The obligation of each Purchaser hereunder to acquire and pay for the Series H Shares is subject to the satisfaction or waiver by such Purchaser, at or before the Series H Closing, of each of the following conditions:

                   (a) Series G Closing. The Series G Closing shall have occurred;

                   (b) Accuracy of the Company's Representations and Warranties. The representations and warranties of the Company contained herein and in the Registration Rights Agreement shall be true and correct in all material respects as of the date when made and as of the Series H Closing Date, as though made on and as of such date;

                   (c) Performance by the Company. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Series H Closing Date;

                   (d) Underlying Securities Registration Statements. The Underlying Securities Registration Statement with respect to the Underlying Shares issuable on conversion of all outstanding Series G Shares including dividends thereon and exercise of the Series G Warrants shall have been declared effective under the Securities Act by the Commission, and such Underlying Securities Registration Statement shall have remained effective at all times thereafter, including the 60 Trading Days prior to the date of the Subsequent Financing Notice (subject to the exception set forth in Section 1.3(b)(i) herein) and shall not be subject to any stop order and no stop order shall be pending or threatened as at the Series H Closing Date;

                   (e) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any

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



of the transactions contemplated by this Agreement or the Registration Rights Agreement relating to the issuance or conversion of any of the Shares or exercise of any of the Warrants;

                   (f) No Suspensions of Trading in Common Stock. The trading in the Common Stock shall not have been suspended by the Commission or on the Nasdaq National Market (except for any suspension of trading of securities on such market generally or of limited duration solely to permit dissemination of material information regarding the Company);

                   (g) Listing of Common Stock. The Common Stock shall have been at all times between the Series G Closing Date and the Series H Closing Date, and on the Series H Closing Date shall be, listed for trading on the Nasdaq National Market;

                   (h) Change of Control. No Change of Control in the Company shall have occurred. "Change of Control" means the occurrence of any of (i) an acquisition after the date hereof by an individual or legal entity of in excess of 45% of the voting securities of the Company, (ii) a replacement of more than one-half of the members of the Company's board of directors which is not approved by those individuals who are members of the board of directors on the date hereof in one or a series of related transactions, (iii) the merger of the Company with or into another entity, (provided, however that, in the event that a majority of the Company's Board of Directors will constitute a majority of the board of directors of the surviving entity and more than 65% of the capital stock of the surviving entity will be held by the same shareholders of the Company, such transaction shall not be considered a Change of Control with respect to this Section 4.1(h)), consolidation or sale of all or substantially all of the assets of the Company in one or a series of related transactions or
(iv) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth above in (i), (ii) or (iii);

                   (i) Market Price of Common Stock. The Per Share Market Value for the Common Stock shall not have averaged less than $3.875 per share for any 20 consecutive Trading Days after the Series G Closing Date and prior to the Series H Closing Date, subject to adjustment in the event of any stock splits;

                   (j) Legal Opinion. The Company shall have delivered to the Purchasers opinions of legal counsel to the Company in substantially the form attached hereto as Exhibits D-1 and D-2 and dated the Series H Closing Date;

                   (k) Required Approvals. All Required Approvals shall have been obtained;


                   (l) Shares of Common Stock. On or prior to the Series H Closing Date, the Company shall have reserved for issuance to the Purchasers an adequate number of

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



Underlying Shares which would be issuable upon conversion in full of the Series H Shares assuming such conversion occurred on the Original Issue Date for such Shares;

                   (m) Delivery of Stock Certificates. The Company shall have delivered to the Purchaser or such Purchasers' designee the stock certificate(s) representing the Shares being purchased at the Series H Closing, registered in the name of such Purchaser, each in form satisfactory to the Purchaser;

                   (n) Performance of Conversion/Exercise Obligations. The Company shall have (a) delivered Underlying Shares upon conversion, if any, of Shares and otherwise performed its obligations in accordance with the terms, conditions and timing requirements of the Certificate of Designation and (b) delivered Underlying Shares upon exercise of the Warrants and otherwise performed its obligations in accordance with the terms of the Warrants; and

                   (o) Management. Each of (i) the Chief Executive Officer and
(ii) either (A) the Chief Scientific and Medical Officer or (B) the Chief Financial Officer, shall have at all times retained such position with the Company and shall not have suffered a voluntary or involuntary material lessening of their respective responsibilities.


                                    ARTICLE V

                                  MISCELLANEOUS

                   5.1 Fees and Expenses. Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement, except as set forth in the Registration Rights Agreement. The Company shall pay all stamp and other taxes and duties levied in connection with the issuance of the Shares pursuant hereto.

                   5.2 Entire Agreement; Amendments. This Agreement, together with the Exhibits and Schedules hereto, the Registration Rights Agreement, the Certificates of Designation (each when filed) and the Warrants contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters.

                   5.3 Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be deemed to have been received (a) upon hand delivery (receipt acknowledged) or delivery by telecopy or facsimile (with transmission confirmation report) at the address or number designated below (if delivered on a Trading Day during normal business hours where such notice is to be received), or the first Trading Day following such delivery (if delivered on a Trading Day after normal business hours

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



where such notice is to be received) or (b) upon receipt of mailing by express courier service, fully prepaid, addressed to such address. The addresses for such communications shall be:

      If to the Company:

                                     XOMA Corporation
                                     2910 Seventh Street
                                     Berkeley, CA  94710
                                     Attn:  Legal Department
                                     Facsimile:  (510) 649-7571

      With copies (which shall
      not of themselves
      constitute notice) to:         Cahill Gordon & Reindel
                                     80 Pine Street
                                     New York, NY 10005
                                     Attn: Geoffrey E. Liebmann
                                     Facsimile: (212) 269-5420

      If to Southbrook:              Southbrook International Investments, Ltd.
                                     c/o Trippoak Advisors, Inc.
                                     630 Fifth Avenue, Suite 2000
                                     New York, New York 10111
                                     Attn: Robert L. Miller
                                     Facsimile: (212) 332-3256

      If to HBK Cayman:              HBK Cayman L.P.
                                     c/o HBK Investments L.P.
                                     777 Main Street, Suite 2750
                                     Fort Worth, TX  76102
                                     Attn:  David C. Haley and
                                              Michael Reese
                                     Facsimile No.:  (817) 870-6177

      If to HBK Offshore:            HBK Offshore Fund Ltd.
                                     c/o HBK Investments L.P.
                                     777 Main Street, Suite 2750
                                     Fort Worth, TX  76102
                                     Attn:  David C. Haley and
                                              Michael Reese
                                     Facsimile No.:  (817) 870-6177

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




       If to PCIG:                    Proprietary Convertible Investment
                                      Group, Inc.
                                      c/o Credit Suisse First Boston Corporation
                                      11 Madison Avenue - Third Floor
                                      New York, NY 10010
                                      Attn:  Al Weine
                                      Facsimile No.:  (212) 325-6519

       If to Pine Street:             Pine Street Asset Management, LP
                                      1 Tower Bridge, Suite 1370
                                      West Conshohocken, PA  19428
                                      Attn:  Kevin J. Raidy
                                      Facsimile No.:  (610) 828-4131

       If to Brown Simpson:           Brown Simpson Strategic Growth Fund L.P.
                                      152 West 57th Street, 40th Floor
                                      New York, NY 10019
                                      Attn:  Matthew C. Brown
                                      Facsimile No.:  (212) 247-1329

       With copies to                 Robinson Silverman Pearce
                                      Aronsohn & Berman LLP
                                      1290 Avenue of the Americas
                                      New York, NY  10104
                                      Attn:  Eric L. Cohen
                                      Facsimile:  (212) 541-4630

or such other address as may be designated in writing hereafter, in the same manner, by such person.

                   5.4 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by both the Company and each Purchaser; or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

                   5.5 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

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



                   5.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each of the Purchasers. No Purchaser may assign this Agreement (other than to an Affiliate of such Purchaser) or any rights or obligations hereunder without the prior written consent of the Company, except that any Purchaser may assign its rights hereunder and under the Transaction Documents without the consent of the Company as long as such assignee demonstrates to the reasonable satisfaction of the Company its satisfaction of the representations and warranties set forth in
Section 2.2 and the conditions set forth in Section 3.1. This provision shall not limit a Purchaser's right to transfer securities or transfer or assign rights hereunder or under the Registration Rights Agreement.

                   5.7 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

                   5.8 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York without regard to the principles of conflicts of law thereof. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, or that such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by receiving a copy thereof sent to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

                   5.9 Survival. The agreements and covenants contained in
Article III, Article IV and this Article V shall survive the delivery and conversion of the Shares pursuant to this Agreement and the representations and warranties of the Company and the Purchasers contained in Article II shall survive each Closing hereunder and any conversion of Shares and exercise of Warrants.

                   5.10 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose

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



behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

                   5.11 Publicity. The Company and each Purchaser shall consult with each other in issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby and neither party shall issue any such press release or otherwise make any such public statement without the prior written consent of the other, which consent shall not be unreasonably withheld or delayed, except that no prior consent shall be required if such disclosure is required by law in which such case the disclosing party shall provide the other party with prior notice of such public statement. The Company shall not publicly or otherwise disclose the names of any of the Purchasers without each such Purchaser's prior written consent.

                   5.12 Severability. In case any one or more of the provisions of this Agreement shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision which shall be a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

                   5.13 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Purchasers will be entitled to specific performance of the obligations of the Company under the Transaction Documents. Each of the Company and the Purchasers (severally and not jointly) agree that monetary damages would not be adequate compensation for any loss incurred by reason of any breach of its obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

                   5.14 Independent Nature of Purchasers' Obligations and Rights. The obligations of each Purchaser hereunder are several and not joint with the obligations of the other Purchasers hereunder, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser hereunder. Nothing contained herein or in any other agreement or document delivered at any Closing, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement. Each Purchaser shall be entitled to protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

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



                   5.15 No Reliance. Each party acknowledges that (i) it has such knowledge in business and financial matters as to be fully capable of evaluating this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby, (ii) it is not relying on any advice or representation of any other party in connection with entering into this Agreement, the other Transaction Documents or such transactions (other than the representations made in this Agreement or the other Transaction Documents),
(iii) it has not received from any such party any assurance or guarantee as to the merits (whether legal, regulatory, tax, financial or otherwise) of entering into this Agreement or the other Transaction Documents or the performance of its obligations hereunder and thereunder, and (iv) it has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent that it has deemed necessary, and has entered into this Agreement and the other Transaction Documents based on its own independent judgment and on the advice of its advisors as it has deemed necessary, and not on any view (whether written or oral) expressed by such party.


                   [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
                             SIGNATURE PAGE FOLLOWS]

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                   IN WITNESS WHEREOF, the parties hereto have caused this
Agreement to be duly executed by their respective authorized persons as of the date first indicated above.

                        Company:

                        XOMA CORPORATION


                        By:_________________________________________
                            Name:
                           Title:


                        Purchasers:

                        SOUTHBROOK INTERNATIONAL INVESTMENTS, LTD.


                        By:_________________________________________
                            Name:
                           Title:


                        HBK CAYMAN L.P.


                        By:_________________________________________
                            Name:
                           Title:


                        HBK OFFSHORE FUND, LTD.


                        By:_________________________________________
                            Name:
                           Title:


                        HBK INVESTMENTS L.P.


                        By:_________________________________________
                            Name:
                           Title:

                        PROPRIETARY CONVERTIBLE INVESTMENT GROUP, INC.


                        By:_________________________________________
                            Name:
                           Title:


                       PINE STREET ASSET MANAGEMENT, LP


                       By:_________________________________________
                           Name:
                          Title:


                       BROWN SIMPSON STRATEGIC GROWTH FUND, L.P.


                       By:_________________________________________
                           Name:
                          Title: